UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): July 14, 2009 (July 13, 2009)

MGMT Energy, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-152608	26-1749145
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3203 Third Avenue North #300 Billings, Montana 59101
(Address of principal executive offices)

(406) 259-0751
(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.  Termination of a Material Definitive Agreement

On July 13, 2009, MGMT Energy, Inc. (the “Company”) agreed to the termination of its Strategic Consulting Services Agreement, dated April 13, 2009 with Charles S. Leykum.

 In connection with the termination of the agreement, Mr. Leykum and certain affiliated entities surrendered 7,010,500 shares (1,402,100 shares pre-split) of the Company’s common stock for cancellation and the parties agreed to a mutual release of all claims.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 14, 2009	MGMT ENERGY, INC.

By: /s/ Matt Szot
Name: Matt Szot
Title: Chief Financial Officer